UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 17, 2005

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12609	39-1139844
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)

(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        Pursuant to The Marcus Corporation’s VMAX Incentive Plan, the following fiscal 2005 bonuses were granted thereunder to the following executive officers:

Bruce J. Olson	-	$ 142,036
William J. Otto	-	$ 55,037
Thomas F. Kissinger	-	$ 51,870
Gregory S. Marcus	-	$ 57,000

        Additionally, as a result of the Company’s successful sale of its limited service lodging business and its Miramonte Resort in fiscal 2005, the following special compensation was granted to the following executive officers to reward them for their integral role in either or both of such successful sales:

William J. Otto	-	$ 29,475
Thomas F. Kissinger	-	$ 37,500
Gregory S. Marcus	-	$ 77,500

        Subject to the satisfaction of certain conditions, additional special compensation amounts in connection with such sales may be granted in fiscal 2006 to Messrs. Otto, Kissinger and Marcus.

        Additionally, Stephen H. Marcus was granted a total bonus for fiscal 2005 of $550,000, reflecting bonus amounts granted to him under the Company’s VMAX Incentive Plan and as a result of his leadership role in the Company’s successful sale of its limited service lodging business and the Miramonte Resort in fiscal 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: August 17, 2005	By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer